UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2005 (September 30, 2005)

Panavision Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, Panavision Inc. (the “Company”) entered into an Employment Agreement (the “Landsbaum Agreement”) with Ross Landsbaum (the “Executive”), pursuant to which the Executive will be employed as Executive Vice President and Chief Financial Officer of the Company. The term of the Landsbaum Agreement will commence on October 17, 2005 and continue through December 31, 2008. Under the Landsbaum Agreement, the Executive will be paid an initial base salary of $575,000, which amount will be increased to $625,000 for the period from April 1, 2007 through the remainder of the term. The Executive’s base salary may be increased, but not decreased, by the Compensation Committee of the Company’s Board of Directors. The Executive will be eligible to earn a target annual bonus in an amount equal to 60% of his base salary upon attainment of certain performance goals, provided that such annual bonus shall not be less than $200,000 (except that for the fiscal years ending December 31, 2005 and December 31, 2006, such annual bonuses shall not be less than $75,000 and $250,000, respectively). In addition, the Executive shall be entitled to receive a corporate performance payment within 15 days following the issuance of audited financial statements for the fiscal year ending December 31, 2008 in an amount based on the Company’s EBITDA as described in the Landsbaum Agreement. The Executive will receive a signing bonus equal to $25,000 payable within 30 days of his commencement of employment. The Executive also shall be entitled to participate in each employee benefit program that the Company generally makes available to its senior executive employees.

In the event of a termination of employment by the Company without Cause (as defined in the Landsbaum Agreement) or by the Executive for Good Reason (as defined in the Landsbaum Agreement), the Executive will be entitled to receive, in each case depending on the date of termination of employment, salary continuation for 12 to 24 months and payments in an aggregate amount equal to 50% to 100% of his target bonus (payable over such periods). In the event of a termination of employment as a result of the Executive’s death, or by the Company as a result of the Executive’s disability, the Executive (or his estate, as applicable) shall generally be entitled to receive 60% of his base salary in the form of salary continuation for the remainder of the term of the Landsbaum Agreement or 24 months, whichever is longer, plus amounts equal to 50% of his target bonus on each of the next two bonus payment dates following termination of employment. If the Landsbaum Agreement is terminated as a result of the Executive’s death, by the Company for disability or without Cause, or by the Executive for Good Reason, and the date of termination is on or after January 1, 2008, then the Executive (or his estate, as applicable) shall also be entitled to receive a pro-rata portion of the corporate performance payment described in the paragraph above.

In the event that any amounts payable under the Landsbaum Agreement or any other plan or agreement would constitute “excess parachute payments” that exceed the Executive’s “safe harbor” (as each term is defined in Section 280G of the Internal Revenue Code and the regulations promulgated thereunder) by more than $150,000, the Company will provide a gross-up payment to the Executive to compensate him fully for the imposition of excise taxes under Code Section 280G. If the amounts payable exceed the “safe harbor” limit, but not by more than $150,000, then the amounts payable to the Executive shall be reduced so that no payments are deemed to be “excess parachute payments.”

The Landsbaum Agreement provides for, among other restrictive covenants, a non-compete covenant that restricts the Executive from engaging in certain defined competitive activities and a non-solicitation covenant, in each case effective for periods, depending on the circumstances, of up to two years following the Executive’s termination of employment.

A copy of the Landsbaum Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Landsbaum Agreement is qualified in its entirety by reference to the Landsbaum Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 5.02, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2005, the Company issued a press release (the “Press Release”) announcing that, effective October 17, 2005, Ross Landsbaum will become Executive Vice President and Chief Financial Officer of the Company. Mr. Landsbaum, 43, was previously Executive Vice President, Operations and Finance, and Chief Financial Officer of Miramax Films Corp., a subsidiary of The Walt Disney Company, a leading producer and distributor of filmed entertainment, from November 2001 through October 2005. From mid-2000 through early 2001, Mr. Landsbaum was an independent general business consultant. From 1994 through 2000, Mr. Landsbaum held various positions at Spelling Entertainment Group Inc., a NYSE-listed company principally engaged in the production and distribution of television content, last serving as Senior Vice President and Chief Financial Officer. In connection with Mr. Landsbaum’s appointment, the Company and Mr. Landsbaum entered into the Landsbaum Agreement described in Item 1.01 of this report (which description is incorporated herein by reference).

The Company also announced that Bobby Jenkins, the current Executive Vice President and Chief Financial Officer of the Company, will not be renewing his contract with the Company, as he and his family have decided to return to the East Coast. Mr. Jenkins will cease to serve the Company as Executive Vice President and Chief Financial Officer effective October 17, 2005 and will assist in the transition until December 31, 2005 or such earlier date as agreed between Mr. Jenkins and the Company. At such time, Mr. Jenkins’ employment pursuant to the Amended and Restated Employment Agreement with the Company, dated May 9, 2003 (the “Jenkins Employment Agreement”), will end. A description of the Jenkins Employment Agreement is included under “Executive Employment Arrangements” in the Company’s Proxy Statement dated April 27, 2005 (which description is incorporated herein by reference). A copy of the Employment Agreement is included as Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. The description of the Jenkins Employment Agreement is qualified in its entirety by reference to the Jenkins Employment Agreement.

A copy of the Press Release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 30, 2005, between Panavision Inc. and Ross Landsbaum

99.1	Press Release, dated October 5, 2005

99.2	Section entitled "Executive Employment Arrangements" of the Proxy Statement, dated April 27, 2005 (incorporated herein by reference to such section of the Company's Proxy Statement filed with the SEC on April 28, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date:	October 5, 2005	By:	/s/ Robert L. Beitcher

Name:	Robert L. Beitcher
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement, dated September 30, 2005, between Panavision Inc. and Ross Landsbaum

99.1	Press Release, dated October 5, 2005

99.2	Section entitled "Executive Employment Arrangements" of the Proxy Statement, dated April 27, 2005 (incorporated herein by reference to such section of the Company's Proxy Statement filed with the SEC on April 28, 2005)